EXHIBIT 15.2
May 6, 2024

The Partners of Vornado Realty L.P.
888 Seventh Avenue
New York, New York 10019

We are aware that our report dated May 6, 2024, on our review of the interim financial information of Vornado Realty L.P. and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, is incorporated by reference in the joint Registration Statement No. 333-278428 on Form S-3 of Vornado Realty Trust and Vornado Realty L.P.

/s/ DELOITTE & TOUCHE LLP

New York, New York